UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2003
(Date of Report)

AMERICAN BUILDING CONTROL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9463 (Commission file Number)	75-2626358 (IRS Employer Identification No.)

1301 Waters Ridge Drive
Lewisville, Texas 75057
(Address of principal executive offices)

(972) 353-6458
(Registrant’s telephone number, including area code)

AMERICAN BUILDING CONTROL, INC. AND SUBSIDIARIES
CONDENSED COMPARATIVE BALANCE SHEETS
CONDENSED COMPARATIVE STATEMENTS OF OPERATION
CONDENSED COMPARATIVE STATEMENTS OF OPERATION
Item 7: Other Events — Open Letter to Stockholders
SIGNATURES

AMERICAN BUILDING CONTROL, INC. AND SUBSIDIARIES

Item 7: Other Events — Second Quarter 2003 Earnings Release

On August 8, 2003, American Building Control, Inc. (“American Building Control” or the “Company”) announced its results, as reported in its Form 10-Q, for the three and six months ended June 30, 2003.

Quarterly Financial Results

Second quarter sales were $9.8 million, compared to $11.9 million in the same period a year ago. The decrease was due to reduced sales of the closed circuit television (“CCTV”) component of the access control products, as well as lower revenue from access control projects in the domestic commercial accounts. The Company experienced some difficulty in securing CCTV product supply, which adversely impacted the second quarter sales.

The gross profit margin was 25.0% in the second quarter of 2003, a decrease of 2.8% points over the same period in 2002. The margin decrease can be attributed to $0.3 million of inventory charges for older CCTV products. Without these charges, the gross profit margin for the three months ended June 30, 2003 would have been 28.6%. The new generation of the SAFEnet product line continues to grow as a percentage of total access control sales and contributed to the improved margins (before the charges).

Selling, general and administrative expenses (“SG&A”) of $5.5 million during the second quarter of 2003, an increase of $0.2 million over the comparable period in 2002. Corporate SG&A decreased $1.5 million (48%), related primarily to expenses for executive positions that were eliminated in 2002. The Corporate SG&A expense also included $0.2 million in option compensation expense related to the Company’s former CEO. The Company incurred $0.4 million in severance when eliminating several corporate positions. The Company also expensed $0.1 million in legal costs for enforcing a patent infringement case against Silent Witness. SG&A in the PSG segment increased $1.0 million over the comparable period in 2002 for additional investment in engineering, marketing and customer support infrastructure in California and an increase in the sales and sales support in Switzerland. SG&A expenses in the DSG segment increased $0.7 million over the comparable period in 2002 due to additional advertising and marketing support for the consumer / do-it yourself business.

Interest expenses of $0.2 million in the second quarter of 2003 were $0.6 million less than a year ago. The decrease is attributable to $0.5 million in interest expense savings from the utilization of the Honeywell December 2002 proceeds to reduce the Company’s revolving credit facility to a zero balance. Other income in the second quarter of 2003 was $0.2 million, compared to $0.4 million during the same period in 2002. During the second quarter of 2002, the Company recorded $0.3 million of other income for the successful enforcement of a patent.

Year-to-Date Financial Results

First-half sales were $21.2 million, compared to $21.6 million a year ago. A $1.1 million French Casino sale during the first quarter of 2003 was offset by a decrease in CCTV sales as well as access control business with domestic commercial customers.

The gross profit margin was 28.6% in the first six months of 2003, an increase of 0.1% point over the same period in 2002. The margin improvement resulted from higher margins within the access control business, more than enough to offset the $0.3 million inventory charges for older CCTV equipment. Without these charges, the gross profit margin for the six months ended June 30, 2003 would have been 30.2%. The new generation of the SAFEnet product line continues to grow as a percentage of total access control sales and contributed to the improved margins.

Selling, general and administrative expenses of $10.3 million during the first six months of 2003 were up $0.7 million, compared to the same period in 2002. SG&A in the Corporate segment decreased $2.1 million (38%), related primarily to expenses for executive positions that were eliminated in 2002. The Corporate SG&A expense also included $0.2 million in option compensation expense related to the Company’s former CEO. In the first half, severance expenses of $0.4 million were incurred for a number of corporate positions, eliminated in April 2003. Also the first six months of the year included $0.1 million of legal costs related to patent disputes. SG&A in the PSG segment increased $1.5 million over the comparable period in 2002 for additional investment in engineering, marketing and customer support infrastructure in California and an increase in the sales and sales support in Switzerland. SG&A expenses in the DSG segment increased $1.1 million over the comparable period in 2002 due to additional advertising and marketing support for the consumer / do-it yourself business.

Interest expenses of $0.5 million were $1.1 million less during the first six months of 2003. The decrease is attributable to a $1.1 million interest expense savings from the utilization of the Honeywell December 2002 proceeds to reduce the Company’s revolving credit facility to a zero balance. Other income in the first six months of 2003 was $0.2 million, compared to $0.4 million during the same period in 2002. During the second quarter of 2002, the Company recorded $0.3 million of other income for the successful enforcement of a patent.

Liquidity

At the end of the second quarter, the Company had $9.4 million in cash and marketable securities (the $1.5 million of marketable securities are callable between August 2003 and April 2004). The Company had no bank debt.

In the first 6 months of the year, the Company paid $3.8 million to reduce liabilities related to the Honeywell transaction, severance, royalty settlement and other discontinued operations.

The Company received approximately $1.4 million with the sale of the land and building at the Company’s Ohio facility in April 2003. Also, the Company is in the process of implementing Navision, an enterprise planning system, to replace the existing SAP system, which is much more costly to maintain.

Product Launches

In July 2003, the Company’s access control business released MDI Security SuitesTM 6.0, also known as SAFEnetTM. This software is similar in appearance and functionality to e-mail applications software and offers total building integration and allows central control of all building security sub-systems on a single console. The software provides access control, alarm management, digital video surveillance, digital video recording, digital photo ID badging and digital audio. It also allows the customer to customize their security system requirements as needed.

Silent Witness Settlement

The Company reached a settlement with Silent Witness with respect to a patent dispute over U.S. Patent No. RE37,709 (the “Patent”). Under the terms of a settlement reached after mediation, Silent Witness agreed to pay the Company royalties for its past use of the Patent and it has entered enter into a license agreement with the Company covering its future use of the Patent.

The Patent pertains to electronic monitoring and surveillance devices installed in public transportation vehicles, for the purpose of security and behavior modification. The Company acquired the Patent, which was upheld and re-issued in 2002 after a complete re-examination, from Mr. Jerold Forsberg in 1995. The Company settled a royalty dispute with Mr. Forsberg in April 2003.

Outlook

“During the first six months of 2003, we have focused on building the necessary infrastructure to grow the business. We have re-organized our personnel, reduced the operating expenses related to our ongoing business, lowered inventory levels, and put many of the legacy issues behind us.” said Bryan C.W. Tate, the Company’s CEO. “Though we won’t be completely done with cleaning up the past until next year, the Company is well positioned for the additional opportunities, including Homeland Security projects, in the marketplace. I expect that we will deliver a second-half performance that will be more reflective of our effort to improve the business and more independent of the previous Ultrak.”

About American Building Control, Inc.

With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control, Inc., formerly Ultrak, Inc., is focused on designing, marketing, selling and servicing niche security products for use in industrial, governmental and consumer surveillance markets worldwide. For more information on American Building Control, Inc., please call (800) 221-7225.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.

AMERICAN BUILDING CONTROL, INC. and SUBSIDIARIES
CONDENSED COMPARATIVE BALANCE SHEETS
(in millions)

	June 30,	December 31,
	2003	2002

Cash	$7.9	$16.4
Marketable Securities	1.5	—
Trade Receivables	4.9	5.0
Inventories	3.8	4.4
Receivable from Honeywell Int’l, Inc. — current portion	3.6	3.6
Other Assets	1.4	1.1
Net Current Assets of Discontinued Operations	0.2	1.8

Current Assets	23.3	32.3
Land & Building	6.7	8.0
Property, Plant & Equipment	3.0	2.5
Intangibles	5.4	5.7
Receivable from Honeywell Int’l, Inc. — less current portion	1.8	1.8
Other	0.3	0.3

Total Assets	$40.5	$50.6

Trade Payables	$2.9	$3.2
Accrued Expenses	2.7	4.1
Accrued Compensation	1.5	1.6
Royalty claim — current portion	0.4	0.7
Deferred Income — current portion	0.6	1.0
Accrued Severance — current portion	1.1	0.8
Other Liabilities	1.0	1.1
Net Current Liabilities of Discontinued Operations	1.3	2.1

Current Liabilities	11.5	14.6
Financing Obligation	6.6	6.6
Royalty claim — less current portion	0.2	—
Deferred Income — less current portion	1.4	1.1
Accrued Severance — less current portion	0.1	0.9

Long-Term Liabilities	8.3	8.6
Equity	20.7	27.4

Total Liabilities and Equity	$40.5	$50.6

AMERICAN BUILDING CONTROL, INC. and SUBSIDIARIES
CONDENSED COMPARATIVE STATEMENTS OF OPERATION
(in millions, except share data)

	Three months ended June 30,

	2003	2002

Sales	$9.8	$11.9
Gross Profit	2.5	3.3
Margin	25.0%	27.8%
Operating Expenses	5.5	5.3
Depreciation & Amortization	0.5	0.6

Operating Loss	(3.5)	(2.6)
Interest Expense	0.2	0.8
Other Expense (Income)	(0.2)	(0.4)

Loss Before Discontinued Operations and Income Taxes	(3.5)	(3.0)
Income (Loss) from Discontinued Operations	(0.8)	—

Loss Before Cumulative Effect of Accounting Change	(4.3)	(3.0)
Cumulative Effect of Accounting Change — Continuing Operations	—	—
Cumulative Effect of Accounting Change — Discontinued Operations	—	—

Net Loss Allocable to Common Stockholders	$(4.3)	(3.0)

Basic and Diluted Earnings (Loss) Per Share:
Continuing operations	$(0.25)	$(0.21)
Discontinued operations	(0.06)	(0.00)
Cumulative Effect of Accounting Change — Continuing operations	—	—
Cumulative Effect of Accounting Change — Discontinued operations	—	—

Basic and Diluted Earnings (Loss) Per Share	$(0.31)	$(0.21)

Basic and Diluted Common Shares Used in Computations	14,149,199	14,046,588

AMERICAN BUILDING CONTROL, INC. and SUBSIDIARIES
CONDENSED COMPARATIVE STATEMENTS OF OPERATION
(in millions, except share data)

	Six months ended June 30,

	2003	2002

Sales	$21.2	$21.6
Gross Profit	6.1	6.2
Margin	28.6%	28.7%
Operating Expenses	10.3	9.6
Depreciation & Amortization	1.1	1.2

Operating Loss	(5.3)	(4.6)
Interest Expense	0.5	1.6
Other Expense (Income)	(0.3)	(0.4)

Loss Before Discontinued Operations and Income Taxes	(5.5)	(5.8)
Income (Loss) from Discontinued Operations	(1.5)	1.6

Loss Before Cumulative Effect of Accounting Change	(7.0)	(4.2)
Cumulative Effect of Accounting Change — Continuing Operations	—	(14.8)
Cumulative Effect of Accounting Change — Discontinued Operations	—	(11.4)

Net Loss Allocable to Common Stockholders	$(7.0)	$(30.4)

Basic and Diluted Earnings (Loss) Per Share:
Continuing operations	$(0.40)	$(0.42)
Discontinued operations	(0.10)	0.11
Cumulative Effect of Accounting Change — Continuing operations	—	(1.05)
Cumulative Effect of Accounting Change — Discontinued operations	—	(0.81)

Basic and Diluted Earnings (Loss) Per Share	$(0.50)	$(2.17)

Basic and Diluted Common Shares Used in Computations	14,084,844	14,046,588

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Item 7: Other Events — Open Letter to Stockholders

On August 11, 2003, American Building Control, Inc.’s (“American Building Control” or the “Company”) Chairman of the Board and Chief Executive Officer issued an open letter to stockholders as set forth below:

Dear American Building Control (“ABCX”) Stockholders:

In January of this year, the Board of Directors asked me to restructure the remaining business units (after the sale of the “CCTV” business to Honeywell) and to turn the business around. I am pleased to report that we are making significant progress in our efforts to return the ongoing business to profitability.

ABCX has just released its second quarter 2003 earnings, and while it shows continued losses, the ongoing business is beginning to turn around. Based on our analysis, the majority of our cash usage was for “legacy” expenses left over from the Ultrak days. These expenses are winding down but will not be over until the end of June 2004. Some of the cash used to support the ongoing business, was in the form of investments for a new enterprise planning system to replace SAP, in new technology to develop the next generation of products, and marketing to new and existing customers.

In the meantime, we have positioned the company for growth, not only with new products (including MDI’s Security SuitesTM 6.0) but with a strong focus on the markets where we have the best chance for success. We believe the business is well positioned for growth and hope the second half will be more reflective of our capabilities. We will continue to manage the ongoing business units very carefully and continue to focus on business fundamentals including cash, expense, and asset (inventory and accounts receivable) management. We will also build our distribution channels by adding dealer/integrators (we have already signed up 24 new dealer/integrators this year), and have received major interest from very large system integrators in the electronic security business in both the government and commercial sectors.

We have also settled three major lawsuits left over from Ultrak. These lawsuits were very costly to the Company in both time and money. All three cases were settled favorably to ABCX. These and other cost reductions made in the first half are expected to be reflected in lower operating expenses in the next few quarters.

I am also pleased to report that some investors have recognized the progress that we have made, which has translated into an increase in our stock price since the end of the first quarter. While we have a long way to go, and considering the legacy issues over which we had no control, I am pleased with our performance during the first half 2003.

Thank you for your continued support of ABCX, and I will keep you informed of our ongoing progress.

Sincerely,

AMERICAN BUILDING CONTROL, INC.
Bryan C. Tate
Chairman and CEO

About American Building Control Inc.

With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control Inc. (formerly Ultrak, Inc.) is a global leading provider of access control, consumer/do-it-yourself, industrial video product, mobile video-product, and alarm-management products as well as services. For more information on American Building Control please call (800) 221-7225.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BUILDING CONTROL, INC. (Registrant)

Date: August 13, 2003	By:	/s/ Chris Sharng

Chris Sharng Senior Vice President and Chief Financial Officer